Exhibit 35.1

Statement of Compliance of The Bank of New York Mellon.

I, Joseph Panepinto, a Vice President of The Bank of New York Mellon (formerly The Bank of New York), a New York corporation (the “Trustee”), state:

(a) a review of the Trustee’s activities for the period from January 1, 2008 through December 31, 2008 (the “Reporting Period”) and of the Trustee’s performance under each Trust Agreement, delivered with respect to the trusts listed on the attached Schedule A, has been made under my supervision.

(b) to the best of my knowledge and based on such review, the Trustee has fulfilled all of its obligations under each Trust Agreement in all material respects throughout the Reporting Period for each of the trusts listed on the attached Schedule A.

The Bank of New York Mellon (formerly The Bank of New York), as Trustee

Date: March 6, 2009	/s/Joseph Panepinto
Joseph Panepinto
Vice President

Schedule A

STRATS(SM) Trust for Procter & Gamble Securities, Series 2006-1
STRATS(SM) Series Supplement 2006-1, dated as of February 28, 2006, between Synthetic Fixed-Income Securities, Inc., as Trustor and Depositor, and The Bank of New York Mellon (formerly The Bank of New York), as trustee and Securities Intermediary, supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS(SM) Trust for Goldman Sachs Securities, Series 2006-2
STRATS(SM) Series Supplement 2006-2, dated as of March 31, 2006, between Synthetic Fixed-Income Securities, Inc., as Trustor and Depositor, and The Bank of New York Mellon (formerly The Bank of New York), as trustee and Securities Intermediary, supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS(SM) Trust for Allstate Corporation Securities, Series 2006-3
STRATS(SM) Series Supplement 2006-3, dated as of April 28, 2006, between Synthetic Fixed-Income Securities, Inc., as Trustor and Depositor, and The Bank of New York Mellon (formerly The Bank of New York), as trustee and Securities Intermediary, supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.